Charter Equipment Lease 1999-1
Monthly Servicer Report
   Closing Date             23-Aug-99
   Payment Date             25-Aug-99
   Prior Payment Date       23-Aug-99


A  AGGREGATE DISCOUNTED LEASE BALANCE (Discount Rate = 7.505%)
   Initial Aggregate Discounted Lease Balance                                                        174,935,103.73

   Discounted Contract Balance, beginning                                                            174,935,103.73
   Discounted Contract Balance, ending                                                               169,385,933.63

B  PAST DUE LEASE PAYMENTS
   Past due balance, beginning                                                                                 0.00
            Past due payments received (reimbursed per this report)                                            0.00
            Past dues on Non-Performing, Warranty and Adjusted Leases                                          0.00
            Past dues on Early Terminations                                                                    0.00
            New Net Advances (last month's current Contracts that became past due)                       589,679.92
            Past dues on Replacement Leases                                                                    0.00
                                                                                                     ---------------
      Past due balance, ending                                                                            589,679.92
                                                                                                     ===============

C  ADVANCE LEASE PAYMENTS
   Advance payment balance, beginning                                                                          0.00
            Applied to Current from Prepaid                                                                    0.00
            Advance payments on Disqualified Leases                                                            0.00
            Received on Replacement Leases                                                                     0.00
            Received this month                                                                                0.00
                                                                                                     ---------------
   Advance payment balance, ending                                                                             0.00
                                                                                                     ===============

D  SUBSTITUTIONS
   Defaulted Leases and Adjusted Contracts Substitued to date, beginning                                       0.00
            Defaulted Leases and Adjusted Contracts provided with Substitute Leases                            0.00
                                                                                                     ---------------
   Defaulted Leases and Adjusted Contracts Substitued to date, ending                                          0.00
                                                                                                     ===============
   Percentage of Aggregate Discounted Lease Balance at Cut-Off Date                                            0.00%

   Non Defaulted Leases or Adjusted Contracts Substitued to date, beginning                                    0.00
            Non Defaulted Leases or Adjusted Contracts provided with Substitute Leases                         0.00
                                                                                                     ---------------
   Non-Defaulted Leases or Adjusted Contracts Substitued to date, ending                                       0.00
                                                                                                     ===============

                                                                                                     ---------------
   Total Substitutions, ending                                                                                 0.00
                                                                                                     ===============
   Percentage of Aggregate Discounted Lease Balance at Cut-Off Date (not to exceed 10%)                        0.00%

E  RESERVE ACCOUNT
   Reserve Account balance, beginning                                                                  1,749,351.04
            Required Reserve Fund Amount (min $1,749,351.04 or Aggregate Note Balance)                 1,749,351.04
            Shortfall                                                                                          0.00
            Deposit from (Release to) Certificateholder                                                        0.00
                                                                                                     --------------
   Reserve Account balance, ending                                                                     1,749,351.04
                                                                                                     ===============

F  AVAILABLE FUNDS (COLLECTION ACCOUNT)
            Regular monthly Lease Payments                                                             4,514,482.77
            Reinvestment Income from Collection Account and Reserve Account                                    0.00
            Past due payments received                                                                         0.00
            Past due payments due on Early Termination (From Seller)                                           0.00
            Proceeds from Prepayments not replaced                                                     1,459,326.85
            Recoveries on Non-Performing Leases not Substituted                                                0.00
            Servicer Advances                                                                            589,679.92
            Casualty and Termination Payments                                                                  0.00
            Expired Contract Proceeds                                                                          0.00
            Defaulted Contract Recoveries                                                                      0.00
            Net decrease in Advance Lease Payments balance                                                     0.00
                                                                                                     ---------------
   Total Available Funds                                                                               6,563,489.54
                                                                                                     ===============


G  PAYMENTS TO THE SERVICER AND TRUSTEE
            Past due payments received                                                                         0.00
            Past due payments advanced on Disqualified Leases                                                  0.00
            Advance payments on Disqualified Leases                                                            0.00
            Servicer Fee                                                                                  72,889.63
                                                                                                     ---------------
   Total Payments to Servicer                                                                             72,889.63
                                                                                                     ===============
            Back-up Servicer Fee (3.0 bp)                                                                    291.56
            Indenture Trustee Fee (2 bp)                                                                     250.00
   Total Payments to Trustee                                                                                 541.56
                                                                                                     ===============

Charter Equipment Lease 1999-1
Monthly Servicer Report
Closing Date                           23-Aug-99
Payment Date                           25-Aug-99
Prior Payment Date                     23-Aug-99

PAYMENTS TO NOTEHOLDERS

                                     Beginning                             (Regular)  (Additional)               End    Percentage
                     Initial         of Period  Interest    Interest      Principal     Principal          of Period  of all Notes
Class                Balance           Balance      Rate        Paid           Paid          Paid            Balance   Outstanding
-----------------------------------------------------------------------------------------------------------------------------------
A-1            50,293,842.00     50,293,842.00    5.777%   16,141.53   5,549,170.10          0.00      44,744,671.90        27.12%
A-2            40,759,879.00     40,759,879.00    6.590%   14,922.64           0.00          0.00      40,759,879.00        24.70%
A-3            18,280,718.00     18,280,718.00    6.890%    6,997.45           0.00          0.00      18,280,718.00        11.08%
A-4            48,544,491.00     48,544,491.00    7.070%   19,067.20           0.00          0.00      48,544,491.00        29.42%
-----------------------------------------------------------------------------------------------------------------------------------
Class A       157,878,930.00    157,878,930.00             57,128.82   5,549,170.10          0.00     152,329,759.90        92.31%
-----------------------------------------------------------------------------------------------------------------------------------
B               7,434,742.00      7,434,742.00    7.300%    3,015.20           0.00          0.00       7,434,742.00         4.51%
C               3,936,040.00      3,936,040.00    8.070%    1,764.66           0.00          0.00       3,936,040.00         2.39%
D               1,312,013.00      1,312,013.00   10.480%      763.88           0.00          0.00       1,312,013.00         0.80%
-----------------------------------------------------------------------------------------------------------------------------------
Total Notes   170,561,725.00    170,561,725.00             62,672.57   5,549,170.10          0.00     165,012,554.90       100.00%
-----------------------------------------------------------------------------------------------------------------------------------
                        0.03076923

                                                   Target
                            (defined)            Investor
                               Class            Principal               Class
Class                     Percentage               Amount              Floors
--------------------------------------------------------------------------------
A                           86.3158%       146,206,804.41
B                            5.9649%        10,103,722.46                   -
C                            3.1579%         5,349,029.69                   -
D                            1.0526%         1,783,009.45                   -

(Retained) Certificate Balance               4,373,378.73


Monthly Principal Amount                                           5,549,170.10
Overcollateralization Balance (prior)                              4,373,378.73
Overcollateralization Balance (current)                            4,373,378.73
Cumulative Loss Amount                                                     0.00
Additional Principal                                                       0.00


DISTRIBUTION OF FUNDS

Pursuant to Section 7.05(a) of the Sale and Servicing Agmt

Available Funds                                                    6,563,489.54
Reserve Account Draw                                                       0.00
Servicing Fee Paid & Reimb. of Advances                               72,889.63
Back-up Servicer Fee Paid                                                291.56
Trustee Fee Paid                                                         250.00
Note Interest Paid                                                    62,672.57
Note Principal Paid                                                5,549,170.10
Reserve Account Deposit                                                    0.00
Remainder to Certificateholder                                       878,215.69

Charter Equipment Lease 1999-1
Monthly Servicer Report
Closing Date                                  23-Aug-99
Payment Date                                  25-Aug-99
Prior Payment Date                            23-Aug-99

Delinquent Contracts

-----------------------------------------------------------------------------------------------------------------
Days Delinquent            Number of Leases       Agg Contract Balance        Percentage      Agg Monthly Payment
-----------------------------------------------------------------------------------------------------------------
Current                                 582             152,678,849.05            90.14%             4,514,482.77
31                                       92              15,753,516.03             9.30%               589,679.92
61                                       16                 912,872.31             0.54%                     0.00
91                                        2                  40,696.24             0.02%                     0.00
121                                       0                       0.00             0.00%                     0.00


Total                                   692             169,385,933.63           100.00%             5,104,162.69



** Minor differences attributable to rounding.

Charter Equipment Lease 1999-1
Monthly Servicer Report
Closing Date            23-Aug-99
Payment Date            25-Aug-99
Prior Payment Date      23-Aug-99

Prepayed Leases

--------------------------------------------------------------------------------
Lease Number             Lessee                               ADCB
--------------------------------------------------------------------------------
006120.N1           Dalil Fashions, Inc.                    23,086.46
3830                Medimmune, Inc.                      1,328,362.89
3785                Unidigital Elements (NY), Inc.         107,877.50

Total                                                    1,459,326.85
Lease Count                                                         3